Exhibit 10.1

COMPENSATION MODIFICATION AGREEMENT

This Compensation Modification Agreement is made as of the 18th day of February, 2010, by and between O’Connell Benjamin, (hereinafter referred to as the “Employee”) and Authentidate Holding Corp., a Delaware corporation with principal offices located at 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 (hereinafter referred to as the “Company”).

WHEREAS, the Employee is currently employed by the Company as its President and had entered into an Employment Agreement dated as of January 1, 2009 setting forth the terms and conditions of his employment (the “Employment Agreement”); and

WHEREAS, the Company has implemented a salary reduction program applicable to its employees in an effort to reduce the Company’s cash expenditures; and

WHEREAS, both the Company and the Employee agree to modify the rate at which Employee is currently compensated as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Effective as of February 1, 2010, Employee agrees that in lieu of his current Base Salary (as defined in the Employment Agreement), Employee will accept a reduction in his Base Salary to 85% of the current Base Salary (“Reduced Salary”) until such time as the Company achieves Cash Flow Breakeven, as defined below.

2.	Company and Employee agree that for the purpose of determining the Severance Payment, as defined in the Employment Agreement, the term Base Salary shall mean the Employee’s Base Salary as it exists on the day immediately prior to February 1, 2010 and no such amounts shall be calculated by reference to the Reduced Salary.

3.	In consideration of the acceptance of the Reduced Salary by Employee, the Company hereby grants to Employee such number of options to purchase shares of the Company’s common stock (the “Options”) as is equal to 15% of Employee’s Base Salary payable for a period of one year. For example, if the Employee’s Base Salary is $260,000 per annum, Employee shall be granted Options to purchase 39,000 shares of the Company’s common stock under this Agreement. The Options shall be exercisable for a period of ten (10) years at a per share exercise price equal to the greater of the closing price of the Company’s common stock, as reported on the Nasdaq Capital Market, on February 4, 2010 or the date on which this agreement has been executed by both the Company and Employee. The Options shall only vest and become exercisable upon either (i) the date determined by the Compensation Committee of the Board of Directors that the Company achieves Cash Flow Breakeven (as defined below) or (ii) in the event Employee’s employment is terminated either (a) by the Company without “Cause” (as such term is defined in the Employment Agreement) or (b) by the Employee for “Good Reason” (as such term is defined in the Employment Agreement).

4.

As used in this Agreement, the term “Cash Flow Breakeven” means that the Company has achieved positive cash flow from operations for two consecutive fiscal quarters ending no later than the end of the fiscal quarter ending September 30, 2011, determined by reference to the revenues and other amounts received by the Company from its operations; provided, however, that as used herein, the term “cash flow from operations” shall not include (a) amounts received from the sale, lease or disposition of (i) fixed or capital assets, including without limitation, the land and building located at 2165 Technology Drive, Schenectady, New York, except for amounts received in the ordinary course of business; or (ii) any subsidiary company; (b) capital expenditures; (c) interest income and expense; and (d) other non-operating items as determined in accordance with generally accepted accounting principles in the United States as consistently applied during the periods involved.

5.	Employee acknowledges and agrees that the arrangements set forth herein shall not constitute “Good Reason” as defined under the Employment Agreement. The Employee agrees and understands that nothing in this agreement shall confer any right with respect to continuation of employment by the company, nor shall it interfere in any way with the Employee’s right or the Company’s right to terminate the Employee’s employment at any time, with or without cause.

6.	Nothing in this Agreement shall create or be construed or interpreted as creating any contract of employment for any term between the Company and Employee.

7.	This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, with respect to the subject matter hereof. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto. Except for the amendments agreed upon by the parties as set forth herein, the Employment Agreement has not otherwise been modified by the parties. Except as may be expressly set forth herein, nothing herein shall constitute a waiver by either the Company or Employee of all other restrictions, rights or remedies that either may have.

8.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

AUTHENTIDATE HOLDING CORP.		EMPLOYEE

By:	/s/ J. Edward Sheridan	By:	/s/ O’Connell Benjamin
	Name: J. Edward Sheridan		Name: O’Connell Benjamin
Title: Chairman